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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
         Date of Report (Date of earliest event reported) July 15, 2003
                                                          -------------

                          CONNECTICUT BANCSHARES, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                     0-28389              06-1564613
         --------                     -------              ----------
(State or other jurisdiction of     (Commission          (IRS Employer
incorporation or organization)      File Number)         Identification No.)

                 923 Main Street, Manchester, Connecticut 06040
                 ----------------------------------------------
                    (Address of principal executive offices)

                                 (860) 646-1700
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)





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ITEM 5.  OTHER EVENTS.
         -------------

      On July 15, 2003, The New Haven Savings Bank ("NHSB") and Connecticut Bancshares, Inc. (the "Company"), the holding company for The Savings Bank of Manchester ("SBM"), entered into an Agreement and Plan of Merger (the "Agreement"). In connection with the merger, NHSB will convert from a mutual to a stock institution and simultaneously form a holding company. The Company's stockholders will receive $52.00 in cash in exchange for each share of the Company's stock, subject to increase under certain circumstances as described in the Agreement. Under the terms of the Agreement, the Company will merge into NHSB's newly formed holding company and SBM will merge into NHSB. NHSB's newly formed holding company and NHSB will be the surviving entities.

      The transaction is subject to several conditions, including the completion of NHSB's conversion, the receipt of regulatory approvals and the approval of the stockholders of the Company. The merger is currently expected to be consummated during the first quarter of 2004.

      The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8- K and which is incorporated herein by reference in its entirety.

      A press release announcing the transaction was issued on July 16, 2003, a copy of which is filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ----------------------------------

           Exhibit 2.1   Agreement and Plan of Merger by and among The New
                         Haven Savings Bank and Connecticut Bancshares, Inc.
                         and The Savings Bank of Manchester dated July 15, 2003.

           Exhibit 99.1  Press Release dated July 16, 2003.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CONNECTICUT BANCSHARES, INC.



Dated:  July 18, 2003                    By: /s/ Douglas K. Anderson
                                             -------------------------------
                                             Douglas K. Anderson
                                             Executive Vice President